Exhibit 99.1

Pinnacle West Capital Corporation

Quarterly Consolidated Statistical Summary
Period Ended March 31, 2002

This file contains financial and operating statistics
for the three-month and twelve-month periods
ended March 31, 2002 and 2001.

The same statistics by quarter for 2002 through 1999
are available in the complete-format PDF and Excel files,
which are posted to this website.

Please see the Glossary of Terms on this website
for definitions of terms used in this summary.